TERRY AMISANO LTD.	AMISANO HANSON
KEVIN HANSON, CA	CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in the Form 20–F Amendment #2 for Evolving Gold Corp., of our report dated April 14, 2004, relating to the March 31, 2004 financial statements of Evolving Gold Corp, which appears in such Form.

/s/ Amisano Hanson
Vancouver, BC, Canada	AMISANO HANSON
March 4,2005	CHARTERED ACCOUNTANTS

750 WEST PENDER STREET, SUITE 604	TELEPHONE: 604-689-0188
VANCOUVER CANADA	FACSIMILE: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net